Exhibit 99.1

FDA Grants De Novo Marketing Authorization to Apollo Endosurgery for Apollo ESG™ and Apollo REVISE™, New Endoscopic Systems for Patients with Obesity
Systems Offer Effective, Minimally Invasive Treatment Options for Millions of Patients with Obesity (BMI 30-50 kg/m2)

AUSTIN, Texas (July 13, 2022) - Apollo Endosurgery, Inc. (“Apollo”) (NASDAQ: APEN), a global leader in minimally invasive medical devices for gastrointestinal and bariatric procedures, announced today the marketing authorization of the Apollo ESGTM, Apollo ESG SxTM, Apollo REVISETM and Apollo REVISE SxTM Systems through the U.S. Food and Drug Administration’s (FDA) De Novo Classification process, a rigorous pre-market review pathway for low-to moderate-risk devices without a predicate. These are the first and only devices authorized by the FDA for endoscopic sleeve gastroplasty (ESG) and endoscopic bariatric revision.
ESG is an incisionless procedure that utilizes an endoscopic suturing system to reduce the volume of a person's stomach and delay emptying of the stomach, resulting in clinically meaningful, durable weight loss. In a randomized controlled trial, the ESG procedure demonstrated safety and effectiveness with durability out to two years.1 The results from this trial add to a larger body of evidence reporting outcomes in over 10,000 patients receiving ESG. ESG can be performed as a same-day procedure without incisions or scars, and patients typically return to work within a few days.
Bariatric revision procedures are the fastest growing segment of the bariatric surgery market.2 Studies have shown that after ten years, patients who underwent gastric bypass have regained an average of 20-30% of the weight they initially lost.3 Transoral outlet reduction (TORe) is an endoscopic procedure performed to revise a previous gastric bypass and like ESG, can be performed as a same-day procedure without incisions or scars.
“The Apollo ESG and Apollo REVISE systems offer a compelling mix of effectiveness, safety, durability, and convenience for treatment of patients with obesity,” said Chas McKhann, President and CEO of Apollo. “The authorization of these new endoscopic systems represents a major step forward in addressing the global obesity epidemic.”
Obesity, defined as BMI >30 kg/m2, is a complex, chronic disease that affects 650 million adults globally.4 In the US, 108 million adults and 42% of the population suffer from obesity5, which is expected to increase in prevalence by 33% in the coming decades.6 Obesity contributes to an estimated $147-210 billion in annual healthcare expenditures and is associated with many comorbid conditions.7 Obesity is considered a major risk factor for type 2 diabetes; the CDC cites that 62% of people with diabetes are obese.5 Obesity is also a risk factor for heart disease, high blood pressure, liver disease, osteoarthritis, and many types of cancer.7 The primary treatment for obesity is weight loss, though currently, less than 0.2% of adults with obesity are treated surgically for obesity, leaving a substantial unmet need.2,8
Apollo ESG and Apollo REVISE join Apollo’s growing portfolio of endoscopic solutions for weight loss in patients with obesity. The Apollo ESG and Apollo ESG Sx Systems are intended to be used by trained gastroenterologists or surgeons to facilitate weight loss in adults with obesity with Body Mass Index (BMI) between 30-50 kg/m2 who have not been able to lose weight or maintain weight loss through more conservative measures. The Apollo REVISE and Apollo REVISE Sx Systems are intended to be used by trained gastroenterologists or surgeons that perform bariatric procedures to facilitate weight loss in adult patients with obesity with BMI between 30-50 kg/m2 by enabling transoral outlet reduction (TORe) as a revision to a previous bariatric procedure. The systems are used with a dual channel endoscope (Apollo ESG and Apollo REVISE) or single channel endoscope (Apollo ESG Sx and Apollo REVISE Sx).
For more information regarding the De Novo marketing authorization of these systems, visit www.accessdata.fda.gov/scripts/cdrh/cfdocs/cfpmn/denovo.cfm, which may be updated to reflect this decision at a future date.
About Apollo Endosurgery, Inc.
Apollo Endosurgery, Inc. is a medical technology company focused on the development of next-generation, minimally invasive devices to advance therapeutic endoscopy designed to treat a variety of gastrointestinal conditions, including closure of gastrointestinal defects, managing gastrointestinal complications, and weight loss as a treatment of obesity. Apollo’s device-based therapies are an alternative to invasive surgical procedures, thus lowering complication rates and reducing total healthcare costs. Apollo’s products are offered in over 75 countries today and include the X-Tack® Endoscopic HeliX Tacking System, the OverStitch® Endoscopic Suturing System, the OverStitch Sx™ Endoscopic Suturing System, and the Orbera® Intragastric Balloon.
Apollo’s common stock is traded on NASDAQ Global Market under the symbol “APEN”. For more information regarding Apollo Endosurgery, go to: www.apolloendo.com.

About Apollo ESGTM and Apollo REVISETM
The Apollo ESGTM and Apollo REVISETM Systems are intended to facilitate weight loss in patients with obesity (BMI 30-50 kg/m2) and are the first and only devices to be authorized by the FDA for performance of ESG and TORe, respectively. ESG and TORe are performed endoscopically without incisions or scars, allowing patients typically to go home the same day. More than 25,000 ESGs and more than 10,000 endoscopic revision procedures have been performed worldwide by gastroenterologists and surgeons. To review the full indications for use, visit www.apolloendo.com/dfus.
Legal Notice Regarding Forward-Looking Statements
Certain statements in this press release are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. In addition, there is uncertainty about the spread of the COVID-19 virus and the impact it may have on the Company’s operations, the Company’s financial outlook for future periods, the demand for the Company’s products, the Company’s liquidity position, global supply chains and economic activity in general. Important factors that could cause actual results to differ materially include: adverse events related to the Company’s products, outcomes of clinical studies related to the Company’s products, development of competitive medical products by competitors, regulatory approvals and extensive regulatory oversight by the FDA or other regulatory authorities, unfavorable media coverage related to the Company’s products or related procedures, coverage and reimbursement decisions by private or government payors, the Company’s ability to support the adoption of its products and broaden its product portfolio as well as other factors detailed in Apollo’s periodic reports filed with the Securities and Exchange Commission, or SEC, including its Form 10-K for the year ended December 31, 2021 and its form 10-Q for the period ended March 31, 2022. Copies of reports filed with the SEC are posted on Apollo’s website and are available from Apollo without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, Apollo disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
1Abu Dayyeh B, et al. Endoscopic sleeve gastroplasty impact on obesity and comorbidities: results from a US prospective, multicenter, randomized clinical trial with 104 weeks follow-up. Digestive Disease Week; May 24, 2022. Oral presentation.
2ASMBS. Estimates of bariatric surgery numbers, 2011-2020.
3Adams TD, et al. Weight and metabolic outcomes 12 years after gastric bypass. N Engl J Med 2017;377:1143-55.
4World Health Organization, June 2021
5Centers for Disease Control and Prevention
6Finkelstein E, et al. Obesity and Severe Obesity Forecasts Through 2030
7Obesity Action Coalition
8O’Brien P. Surgical Treatment of Obesity. Endotext (Internet)
CONTACT:

Apollo Endosurgery, Inc.
Jeff Black, Chief Financial Officer, 512-279-5126
investor-relations@apolloendo.com

Darrow Associates Investor Relations
Matt Kreps, 214-597-8200
mkreps@darrowir.com